UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014 (June 5, 2014)

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Closing of Over-Allotment Option Sale

As previously reported, Shore Bancshares, Inc., or the Company, and its wholly-owned subsidiaries CNB, a Maryland commercial bank with trust powers, and The Talbot Bank of Easton, Maryland, a Maryland commercial bank, entered into an underwriting agreement, dated May 20, 2014, or the Underwriting Agreement, with Sandler O'Neill + Partners, L.P., as underwriter, with respect to the offer and sale of 3,600,000 shares of the Company’s common stock, par value $0.01 per share, or Common Stock, at a public offering price of $8.25 per share in an underwritten public offering, or the Offering. As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 540,000 shares of Common Stock, or the Option Shares, at a public offering price of $8.25 per share to cover over-allotments, if any, or the Over-allotment Option. On June 2, 2014, the underwriter provided notice to the Company that it would exercise the Over-allotment Option in full.

The sale of the Option Shares was completed on June 5, 2014. The Company received aggregate net proceeds from the sale of the Option Shares of approximately $4.2 million after deducting underwriting discounts and commissions, bringing the total net proceeds to the Company from the Offering to approximately $31.7 million.

The Option Shares were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-195527) declared effective by the Securities and Exchange Commission on May 8, 2014, or the Registration Statement. The offer and sale of the Option Shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated May 20, 2014.

Sale of Insurance Subsidiary

On June 6, 2014, the Company sold its wholesale insurance subsidiary, Tri-State General Insurance Agency, LTD, or TSGIA.  Net assets of $231 thousand, which excluded intangible assets and deferred tax assets, were sold for $2.9 million.  Subsequently, write-offs of approximately $2.7 million were taken primarily on TSGIA’s remaining intangible assets and deferred tax assets.  This transaction did not have a significant impact on the Company’s financial condition and results of operations.  In addition, the reductions in intangible assets and deferred tax assets will have a positive impact on the Company’s regulatory capital ratios.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: June 10, 2014	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

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